Exhibit 99.1

Hunt Companies Finance Trust Reports Fourth Quarter and Full Year 2018 Results and Announces Dividend Increase

NEW YORK, Mar. 18, 2019 /PRNewswire/ -- Hunt Companies Finance Trust, Inc. (NYSE: HCFT) ("we", "HCFT" or "the Company") today reported its fourth quarter and full year 2018 results. Net income (loss) for the fourth quarter was ($0.5) million, or ($0.02) per share, and for the full year was ($9.0) million, or ($0.38) per share. Comprehensive income (loss) for the fourth quarter was ($0.5) million, or ($0.02) per share, and for the full year was $3.6 million, or $0.15 per share. These levels were negatively impacted by significant non-recurring items related to legacy portfolio activity. Core earnings for the fourth quarter was $1.9 million, or $0.08 per share, and for the full year was $7.3 million, or $0.31 per share.

The Company announced the declaration of a cash dividend of $0.07 per share of common stock with respect to the first quarter of 2019, which represents a 17% increase over the fourth quarter of 2018 dividend of $0.06 per share. This increase is reflective of the Company’s positive view of its projected performance in 2019. The first quarter common stock dividend is payable on April 15, 2019 to stockholders of record as of the close of business on March 29, 2019.

The Company further announced that it entered into an agreement with its manager, Hunt Investment Management, LLC, to reduce the amount its manager receives in expense reimbursements by reducing the cap on its annual expense reimbursements by up to $568,000 per year. Per this agreement, these reductions are capped at approximately $1.96 million in aggregate or 3.5 years of expected annual reductions.

The Company also announced the appointment of James P. Flynn to the Board of Directors. The appointment of Mr. Flynn follows the resignation of David Oston as a director of the Company which resignation was not due to any disagreement with the Company or its auditors on any matter relating to the Company’s operations, policies or practices.

Highlights - Subsequent Events

▪	Redeemed all of our 8.75% Series A Cumulative Redeemable Preferred Stock and simultaneously entered into a 5-year $40.25 million credit facility with an initial fixed rate of 7.25%. As a result, management expects the more attractive cost of capital to improve annual core earnings by approximately $1 million.

Highlights - Full Year 2018

▪	Entered into a new management agreement with Hunt Investment Management, LLC, a subsidiary of Hunt Companies, Inc. ("Hunt"). The new management agreement aligns the interests of the Company and its manager through an incentive fee arrangement and agreed upon limitations on manager expense reimbursements from the Company

▪	An affiliate of Hunt acquired 9.5% of the Company’s outstanding shares at a 56.9% premium to the market price on the date of acquisition

▪	Executed the previously announced transition of the Company’s strategic direction, including:
o	Redeployed capital out of the Company’s legacy Agency RMBS, Non-Agency RMBS, hedging, and Agency Multifamily MBS portfolios into commercial mortgage loan assets
o	Acquired Hunt CMT Equity, LLC which included a commercial mortgage loan portfolio financed through Hunt CRE 2017-FL1, loan participations, and lending licenses which enable the Company to originate CRE mortgage loans investments directly
o	Closed Hunt CRE 2018-FL2, Ltd., a $285 million commercial real estate CLO transaction

▪	For the full year, funded $756.6 million of new loans and participations at a weighted average spread of 437 bps. In the fourth quarter of 2018, funded $87.5 million of new loans and participations at a weighted average spread of 384 bps

▪	Significantly improved book value stability, simplified the balance sheet, and reduced leverage

James P. Flynn, Chief Executive Officer, said, “Since assuming management of HCFT in early 2018, we have taken significant positive steps to transition the investment strategy, improve the capital structure, and reduce the expense load of HCFT. We believe the portfolio is well positioned at this stage of the cycle and we expect a continued improvement in earnings as we fully deploy the remainder of our investable cash. In addition, I look forward to joining the HCFT Board and to continue working with the Company to help build value for all stockholders.”

Hunt Companies Finance Trust issued a detailed presentation of its fourth quarter and full year 2018 results, which can be viewed at www.huntcompaniesfinancetrust.com.

Conference Call and Webcast Information

The Company will also host a conference call on Tuesday, March 19, 2019, at 8:30 AM ET to provide a business update and discuss the financial results in the 2018 Annual Report. The conference call may be accessed by dialing 1-877-870-4263 (US) or 1-412-317-0790 (International). Note: there is no passcode; please ask the operator to be joined into the Hunt Companies Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://www.webcaster4.com/Webcast/Page/2022/29715

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website https://huntcompaniesfinancetrust.com/ and by telephone dial-in. The replay call-in number is 1-877-344-7529 (US) or 1-412-317-0088 (International) with passcode 10129419.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting core earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP.  While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

GAAP to Core Earnings Reconciliation

	Three months Ended	Year-Ended
	December 31, 2018	December 31, 2018
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(546,269)	$(9,000,050)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	32,807	33,391,712
Realized (Gain) Loss on derivative contracts, net	-	(25,984,870)
Unrealized (Gain) Loss on derivative contracts, net	-	5,349,613
Unrealized (Gain) Loss on mortgage servicing rights	211,338	(1,033,926)
Unrealized (Gain) Loss on multifamily loans held in securitization trusts	536,975	6,398,348
Unrealized (Gain) Loss on residential loans held in securitization trusts	-	(5,650,199)
Subtotal	781,120	12,470,678
Other Adjustments
Recognized compensation expense related to restricted common stock	4,817	23,211
Adjustment for consolidated securities	100,302	1,916,412
Adjustment for one-time charges	1,956,315	2,334,971
Adjustment for provision for (benefit from) income taxes	(434,570)	(434,570)
Subtotal	1,626,864	3,840,024

Core Earnings	$1,861,715	$7,310,652

Weighted average shares outstanding - Basic and Diluted	23,687,664	23,613,636
Core Earnings per weighted share outstanding - Basic and Diluted	$0.08	$0.31

About HCFT

Hunt Companies Finance Trust is a real estate investment trust ("REIT") focused on investing in, financing and managing transitional multifamily and commercial real estate loans, securities backed by multifamily mortgage loans or multifamily mortgage-backed securities, and other mortgage related investment including mortgage servicing rights. The Company's objective is to deliver attractive cash flow returns over time to its investors.

Hunt Companies Finance Trust is externally managed and advised by Hunt Investment Management, LLC. For additional information about Hunt Investment Management, LLC, please see its form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," “project,” "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release. Actual results may differ from expectations, estimates and projections. Readers are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additional information concerning these and other risk factors are contained in our 2018 10-K which is available on the Securities and Exchange Commission's website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Evan N. Abrams, Senior Vice President, Hunt Companies Finance Trust, (212) 588 2166